Burke & Herbert Financial Services Corp. Announces Fourth Quarter and Full Year 2024 Results and Declares Common Stock Dividend

For Immediate Release
January 24, 2025

Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter and the year ended December 31, 2024. In addition, at its meeting on January 23, 2025, the board of directors declared a $0.55 per share regular cash dividend to be paid on March 3, 2025, to shareholders of record as of the close of business on February 14, 2025.

Q4 2024 Highlights

•On December 31, 2024, Burke & Herbert Bank & Trust Company became a new member of the Federal Reserve System and purchased shares of Federal Reserve Bank Stock in the amount of $14.8 million.

•On December 11, 2024, the Company’s form S-3 was declared effective by the Securities and Exchange Commission and may allow the Company from time to time to offer securities whose aggregate initial offering price will not exceed $350 million.

•Financial results reflect the May 3, 2024, completion of the merger of Summit Financial Group, Inc. ("Summit"), with and into Burke & Herbert and the merger of Summit Community Bank, Inc., with and into Burke & Herbert Bank & Trust Company.

•For the quarter, net income applicable to common shares totaled $19.6 million, and earnings per diluted common share (“EPS”) was $1.30.

•For the quarter, adjusted (non-GAAP1) operating net income applicable to common shares totaled $26.6 million, and adjusted (non-GAAP1) diluted EPS was $1.77.

•For the twelve months ended December 31, 2024, net income applicable to common shares totaled $35.0 million, and earnings per diluted common share was $2.82.

•For the twelve months ended December 31, 2024, adjusted (non-GAAP1) operating net income applicable to common shares totaled $87.2 million, and adjusted (non-GAAP1) diluted EPS was $7.01.

•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.2 billion at the end of the fourth quarter.

•Ending total gross loans of $5.7 billion and ending total deposits of $6.5 billion; ending loan-to-deposit ratio of 87.1%.

•Asset quality remains stable across the loan portfolio with adequate reserves.

•The Company continues to be well-capitalized, ending the quarter with 11.5%2 Common Equity Tier 1 capital to risk-weighted assets, 14.6%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 9.8%2.

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) December 31, 2024, are estimated.

From David P. Boyle, Company Chair and Chief Executive Officer

"Our results for the quarter demonstrate the financial benefits of the merger with Summit and the teamwork involved with the systems integration that took place in November. Despite the amount of time and energy committed to the conversion, we grew both loans and core deposits during the quarter. In addition, the balance sheet reflects ample liquidity and capital as we enter 2025 and we look forward to delivering increased value for our customers, employees, communities, and shareholders.”

Results of Operations

Fourth Quarter 2024

The Company reported fourth quarter 2024 net income applicable to common shares of $19.6 million, or $1.30 per diluted common share.

Included in the fourth quarter were pre-tax charges of $8.9 million of expenses related to the merger with Summit. Excluding these items from the current quarter on a tax effected basis, adjusted (non-GAAP1) operating net income was $26.6 million, or $1.77 per diluted common share.

•Period-end total gross loans were $5.7 billion at December 31, 2024, an increase of $98.2 million from September 30, 2024.

•Period-end total deposits were $6.5 billion at December 31, 2024, a decrease of $85.6 million from September 30, 2024, primarily due to a $100.5 million decrease in brokered deposits.

•Net interest income for the quarter was $70.7 million compared to $73.2 million in the prior quarter primarily due to a decrease in loan interest income related to lower accelerated loan accretion income offset by a decrease in deposit cost.

•Net interest margin on a fully taxable equivalent basis (non-GAAP1) decreased to 3.91% versus 4.07% in the third quarter of 2024 primarily due to lower accelerated loan accretion income.

•Accretion income on loans during the quarter was $12.0 million, and the amortization expense impact on interest expense was $3.8 million, or 11.4 bps of net interest margin in the fourth quarter of 2024. In the prior quarter, accretion income on loans during the quarter was $15.4 million, and the amortization expense impact on interest expense was $3.8 million, or 16.0 bps of net interest margin.

•The cost of total deposits, including non-interest bearing deposits, was 2.17% in the fourth quarter of 2024, compared to 2.38% in the third quarter of 2024.

•The Company recorded a provision expense on loans in the fourth quarter of 2024 of $1.0 million, reflecting relatively stable asset quality and steady loan growth during the quarter.

•The allowance for credit losses at December 31, 2024, was $68.0 million, or 1.2% of total loans.

•Total non-interest income for the fourth quarter of 2024 was $11.8 million compared to $10.6 million in the prior quarter, primarily due to a gain on sale of securities and an increase in insurance proceeds from the Company’s owned life insurance policies.

•Non-interest expense for the fourth quarter of 2024 was $61.4 million and included $8.9 million of merger-related charges.

Regulatory capital ratios2

The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of December 31, 2024, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 11.5%2 and 14.6%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 9.8%2 compared to a 5% level to be considered well-capitalized.

Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of December 31, 2024, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 13.3%2 and 14.4%2, respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 10.9%2 is considered to be well-capitalized.

For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.

About Burke & Herbert

Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected cost savings, synergies, returns, and other anticipated benefits from the integration of Summit following the recently completed merger of Summit with and into the Company; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Accordingly, you should not place undue reliance on forward-looking statements.

The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; risks related to our ability to successfully integrate Summit into the Company and operate the combined company; changes in general economic trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, interest rates, market and monetary fluctuations; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10–K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and other reports the Company files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023[3]
Interest income
Taxable loans, including fees	$97,903	$27,315	$311,303	$101,800
Tax-exempt loans, including fees	37	—	118	—
Taxable securities	9,868	9,049	39,817	37,179
Tax-exempt securities	3,191	1,372	10,243	5,615
Other interest income	1,794	444	4,680	2,302
Total interest income	112,793	38,180	366,161	146,896
Interest expense
Deposits	35,919	12,487	118,664	39,195
Short-term borrowings	3,383	3,361	14,189	13,856
Subordinated debt	2,754	—	7,412	—
Other interest expense	27	28	111	86
Total interest expense	42,083	15,876	140,376	53,137
Net interest income	70,710	22,304	225,785	93,759

Credit loss expense (recapture) - loans and available-for-sale securities	960	(799)	20,475	235
Credit loss expense (recapture) - off-balance sheet credit exposures	(127)	49	3,745	(21)
Total provision for (recapture of) credit losses	833	(750)	24,220	214
Net interest income after credit loss expense	69,877	23,054	201,565	93,545

Non-interest income
Fiduciary and wealth management	2,429	1,358	8,411	5,354
Service charges and fees	4,447	1,711	15,594	6,670
Net gains (losses) on securities	744	—	1,357	(112)
Income from company-owned life insurance	1,887	1,124	4,686	2,844
Other non-interest income	2,284	631	6,118	3,196
Total non-interest income	11,791	4,824	36,166	17,952

Non-interest expense
Salaries and wages	25,818	9,964	77,089	39,247
Pensions and other employee benefits	4,840	2,285	17,186	9,401
Occupancy	3,630	1,571	11,577	6,035
Equipment rentals, depreciation and maintenance	4,531	1,539	23,174	5,770
Other operating	22,591	6,941	68,807	25,983
Total non-interest expense	61,410	22,300	197,833	86,436
Income before income taxes	20,258	5,578	39,898	25,061

Income tax expense	465	500	4,190	2,369
Net income	19,793	5,078	35,708	22,692
Preferred stock dividends	225	—	675	—
Net income applicable to common shares	$19,568	$5,078	$35,033	$22,692
(3) The full year 2023 Consolidated Income Statement is audited.

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$35,554	$8,896
Interest-earning deposits with banks	99,760	35,602
Cash and cash equivalents	135,314	44,498
Securities available-for-sale, at fair value	1,432,371	1,248,439
Restricted stock, at cost	33,559	5,964
Loans held-for-sale, at fair value	2,331	1,497
Loans	5,672,236	2,087,756
Allowance for credit losses	(68,040)	(25,301)
Net loans	5,604,196	2,062,455
Other real estate owned	2,783	—
Premises and equipment, net	132,270	61,128
Accrued interest receivable	34,454	15,895
Intangible assets	57,300	—
Goodwill	32,783	—
Company-owned life insurance	182,834	94,159
Other assets	161,990	83,544
Total Assets	$7,812,185	$3,617,579

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,379,940	$830,320
Interest-bearing deposits	5,135,299	2,171,561
Total deposits	6,515,239	3,001,881
Short-term borrowings	365,000	272,000
Subordinated debentures, net	94,872	—
Subordinated debentures owed to unconsolidated subsidiary trusts	17,013	—
Accrued interest and other liabilities	89,904	28,948
Total Liabilities	7,082,028	3,302,829

Shareholders’ Equity
Preferred stock and surplus	10,413	—
Common stock	7,770	4,000
Common stock, additional paid-in capital	401,172	14,495
Retained earnings	434,106	427,333
Accumulated other comprehensive income (loss)	(95,720)	(103,494)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	730,157	314,750
Total Liabilities and Shareholders’ Equity	$7,812,185	$3,617,579

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Interest-earning assets:
Loans:
Taxable loans	6.91%	7.34%	7.33%	5.41%	5.24%
Tax-exempt loans	5.87	5.63	5.55	—	—
Total loans	6.91	7.34	7.33	5.41	5.24
Interest-earning deposits and fed funds sold	4.48	3.43	3.54	3.82	4.35
Securities:
Taxable securities	3.82	4.05	4.48	3.63	3.73
Tax-exempt securities	3.55	3.58	3.05	2.67	2.64
Total securities	3.75	3.91	4.05	3.43	3.50
Total interest-earning assets	6.22%	6.56%	6.49%	4.66%	4.59%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.51%	3.19%	3.00%	0.63%	0.61%
Savings	1.60	1.43	1.53	1.97	1.97
Time	4.55	4.82	4.55	4.12	3.97
Total interest-bearing deposits	2.76	3.02	2.90	2.41	2.31
Borrowings:
Short-term borrowings	4.17	4.06	4.38	4.82	4.76
Subordinated debt borrowings and other	9.87	10.16	10.30	—	—
Total interest-bearing liabilities	2.98%	3.21%	3.14%	2.71%	2.59%

Taxable-equivalent net interest spread	3.24	3.35	3.35	1.95	2.00
Benefit from use of non-interest-bearing deposits	0.67	0.72	0.71	0.73	0.70
Taxable-equivalent net interest margin (non-GAAP1)	3.91%	4.07%	4.06%	2.68%	2.70%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023

Interest-earning assets:
Loans:
Taxable loans	$5,634,157	$5,621,531	$4,481,993	$2,085,826	$2,069,738
Tax-exempt loans	3,115	4,310	3,041	—	—
Total loans	5,637,272	5,625,841	4,485,034	2,085,826	2,069,738
Interest-earning deposits and fed funds sold	152,537	175,265	94,765	41,692	40,524
Securities:
Taxable securities	1,031,024	996,749	988,492	989,875	961,396
Tax-exempt securities	452,937	440,781	426,092	259,699	261,075
Total securities	1,483,961	1,437,530	1,414,584	1,249,574	1,222,471
Total interest-earning assets	$7,273,770	$7,238,636	$5,994,383	$3,377,092	$3,332,733

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,560,445	$2,144,567	$1,587,914	$489,779	$514,760
Savings	1,366,276	1,725,387	1,480,985	922,732	920,600
Time	1,247,900	1,328,076	1,141,758	745,945	711,575
Total interest-bearing deposits	5,174,621	5,198,030	4,210,657	2,158,456	2,146,935
Borrowings:
Short-term borrowings	325,084	304,849	376,063	307,446	282,426
Subordinated debt borrowings and other	111,021	109,557	72,643	—	—
Total interest-bearing liabilities	$5,610,726	$5,612,436	$4,659,363	$2,465,902	$2,429,361

Non-interest-bearing deposits	$1,411,202	$1,389,134	$1,207,443	$812,199	$852,120

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023

Per common share information
Basic earnings (loss)	$1.31	$1.83	$(1.41)	$0.70	$0.68
Diluted earnings (loss)	1.30	1.82	(1.41)	0.69	0.67
Cash dividends	0.55	0.53	0.53	0.53	0.53
Book value	48.08	48.63	45.72	42.92	42.37
Tangible book value (non-GAAP1)	42.06	42.32	39.11	42.92	42.37

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,812,185	$7,864,913	$7,810,193	$3,696,390	$3,617,579
Average interest-earning assets	7,273,770	7,238,636	5,994,383	3,377,092	3,332,733
Loans (gross)	5,672,236	5,574,037	5,616,724	2,118,155	2,087,756
Loans (net)	5,604,196	5,506,220	5,548,707	2,093,549	2,062,455
Securities, available-for-sale, at fair value	1,432,371	1,436,431	1,414,870	1,275,520	1,248,439
Intangible assets	57,300	61,598	65,895	—	—
Goodwill	32,783	32,783	32,783	—	—
Non-interest-bearing deposits	1,379,940	1,392,123	1,397,030	822,767	830,320
Interest-bearing deposits	5,135,299	5,208,702	5,242,541	2,167,346	2,171,561
Deposits, total	6,515,239	6,600,825	6,639,571	2,990,113	3,001,881
Brokered deposits	244,802	345,328	403,668	370,847	389,011
Uninsured deposits	1,926,724	1,999,403	1,931,786	700,846	677,308
Short-term borrowings	365,000	320,163	285,161	360,000	272,000
Subordinated debt, net	111,885	110,482	109,064	—	—
Unused borrowing capacity[4]	4,092,378	2,353,963	2,162,112	704,233	914,980
Total equity	730,157	738,059	693,126	319,308	314,750
Total common equity	719,744	727,646	682,713	319,308	314,750
Accumulated other comprehensive income (loss)	(95,720)	(75,758)	(100,430)	(100,954)	(103,494)

(4) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Income statement
Interest income	$112,793	$118,526	$96,097	$38,745	$38,180
Interest expense	42,083	45,347	36,332	16,614	15,876
Non-interest income	11,791	10,616	9,505	4,254	4,824
Total revenue (non-GAAP1)	82,501	83,795	69,270	26,385	27,128
Non-interest expense	61,410	50,826	64,432	21,165	22,300
Pretax, pre-provision earnings (non-GAAP1)	21,091	32,969	4,838	5,220	4,828
Provision for (recapture of) credit losses	833	147	23,910	(670)	(750)
Income (loss) before income taxes	20,258	32,822	(19,072)	5,890	5,578
Income tax expense (benefit)	465	5,200	(2,153)	678	500
Net income (loss)	19,793	27,622	(16,919)	5,212	5,078
Preferred stock dividends	225	225	225	—	—
Net income (loss) applicable to common shares	$19,568	$27,397	$(17,144)	$5,212	$5,078

Ratios
Return on average assets (annualized)	1.00%	1.40%	(1.06)%	0.58%	0.56%
Return on average equity (annualized)	10.49	15.20	(12.44)	6.67	7.30
Net interest margin (non-GAAP1)	3.91	4.07	4.06	2.68	2.70
Efficiency ratio	74.44	60.66	93.02	80.22	82.20
Loan-to-deposit ratio	87.06	84.44	84.59	70.84	69.55
Common Equity Tier 1 (CET1) capital ratio[2]	11.51	11.40	10.91	16.56	16.85
Total risk-based capital ratio[2]	14.55	14.45	13.91	17.54	17.88
Leverage ratio[2]	9.78	9.66	9.04	11.36	11.31

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Net income (loss) applicable to common shares	$19,568	$27,397	$(17,144)	$5,212	$5,078
Add back significant items (tax effected):
Merger-related	7,069	2,449	18,806	537	1,141
Day 2 non-PCD Provision	—	—	23,305	—	—
Total significant items	7,069	2,449	42,111	537	1,141
Operating net income	$26,637	$29,846	$24,967	$5,749	$6,219

Weighted average dilutive shares	15,038,442	15,040,145	12,262,979	7,527,489	7,508,289
Adjusted diluted EPS[5]	$1.77	$1.98	$2.04	$0.76	$0.83

Non-interest expense	$61,410	$50,826	$64,432	$21,165	$22,300
Remove significant items:
Merger-related	8,948	3,101	23,805	680	1,444
Total significant items	$8,948	$3,101	$23,805	$680	$1,444
Adjusted non-interest expense	$52,462	$47,725	$40,627	$20,485	$20,856

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses or Day 2 non-PCD provision. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Interest income	$112,793	$118,526	$96,097	$38,745	$38,180
Interest expense	42,083	45,347	36,332	16,614	15,876
Non-interest income	11,791	10,616	9,505	4,254	4,824
Total revenue (non-GAAP1)	$82,501	$83,795	$69,270	$26,385	$27,128

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

(5) Weighted average diluted shares for Q2 2024 calculated only for computation of adjusted diluted EPS. Weighted average diluted shares for GAAP diluted EPS are the same as shares for calculating basic EPS due to the antidilutive effect of the diluted shares when considering the GAAP net loss for the quarter.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Income (loss) before taxes	$20,258	$32,822	$(19,072)	$5,890	$5,578
Provision for (recapture of) credit losses	833	147	23,910	(670)	(750)
Pretax, pre-provision earnings (non-GAAP1)	$21,091	$32,969	$4,838	$5,220	$4,828

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Common shareholders' equity	$719,744	$727,646	$682,713	$319,308	$314,750
Less:
Intangible assets	57,300	61,598	65,895	—	—
Goodwill	32,783	32,783	32,783	—	—
Tangible common equity (non-GAAP1)	$629,661	$633,265	$584,035	$319,308	$314,750
Shares outstanding at end of period	14,969,104	14,963,003	14,932,169	7,440,025	7,428,710
Tangible book value per common share	$42.06	$42.32	$39.11	$42.92	$42.37

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	December 31	September 30	June 30	March 31	December 31
	2024	2024	2024	2024	2023
Net interest income	$70,710	$73,179	$59,765	$22,131	$22,304
Taxable-equivalent adjustments	858	847	688	362	365
Net interest income (Fully Taxable-Equivalent - FTE)	$71,568	$74,026	$60,453	$22,493	$22,669

Average interest-earning assets	$7,273,770	$7,238,636	$5,994,383	$3,377,092	$3,332,733
Net interest margin (non-GAAP1)	3.91%	4.07%	4.06%	2.68%	2.70%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.